Exhibit 20.1
Page 1 of 3
                    Navistar Financial 1995 - A Owner Trust
                        For the Month of December 1998
                     Distribution Date of January 20, 1999
                           Servicer Certificate #44

Original Pool Amount                                      $424,879,281.80

Beginning Pool Balance                                     $36,373,189.47
Beginning Pool Factor                                           0.0856083

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $4,348,475.35
     Interest Collected                                       $279,373.24

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                         $14,097.79
Total Additional Deposits                                      $14,097.79

Repos / Chargeoffs                                                  $0.00
Aggregate Number of Notes Charged Off                                  29

Total Available Funds                                       $4,550,539.62

Ending Pool Balance                                        $32,116,120.88
Ending Pool Factor                                              0.0755888

Servicing Fee                                                  $30,310.99

Repayment of Servicer Advances                                 $91,406.76

Reserve Account:
     Beginning Balance  (see Memo Item)                     $9,025,005.00
     Target Percentage                                               6.00%
     Target Balance                                         $1,926,967.25
     Minimum Balance                                        $8,922,464.92
     (Release) / Deposit                                     ($102,540.08)
     Ending Balance                                         $8,922,464.92

Current Weighted Average APR:                                      10.303%
Current Weighted Average Remaining Term (months):                   12.71

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days             $500,840.58       365
                                31 - 60 days            $157,388.33       107
                                60+  days               $129,704.92        27

     Total:                                             $787,933.83       384

     Balances:                  60+  days               $415,756.07        27

Memo Item - Reserve Account
     Prior Month                                      $8,922,464.92
+    Invest. Income                                      $39,415.29
+    Excess Serv.                                        $63,124.79
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                                $9,025,005.00

Exhibit 20.1
Page 2 of 3
Navistar Financial 1995 - A Owner Trust
For the Month of December 1998

                                                                                     NOTES
                                                                (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2      CERTIFICATES
                                               $424,879,281.80     $80,000,000.00    $330,000,000.00    $14,879,281.80
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             96.50%             3.50%
     Coupon                                                                5.900%             6.550%            6.850%

Beginning Pool Balance                          $36,373,189.47
Ending Pool Balance                             $32,116,120.88

Collected Principal                              $4,257,068.59
Collected Interest                                 $279,373.24
Charge - Offs                                            $0.00
Liquidation Proceeds / Recoveries                   $14,097.79
Servicing                                           $30,310.99
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $4,520,228.63

Beginning Balance                               $36,373,189.47              $0.00     $30,380,152.83     $5,993,036.64

Interest Due                                       $200,035.25              $0.00        $165,825.00        $34,210.25
Interest Paid                                      $200,035.25              $0.00        $165,825.00        $34,210.25
Principal Due                                    $4,257,068.59              $0.00      $4,108,071.19       $148,997.40
Principal Paid                                   $4,257,068.59              $0.00      $4,108,071.19       $148,997.40

Ending Balance                                  $32,116,120.88              $0.00     $26,272,081.64     $5,844,039.24
Note / Certificate Pool Factor                                             0.0000             0.0796            0.3928
   (Ending Balance / Original Pool Amount)
Total Distributions                              $4,457,103.84              $0.00      $4,273,896.19       $183,207.65

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                    $63,124.79
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $9,025,005.00
(Release) / Draw                                  ($102,540.08)
Ending Reserve Acct Balance                      $8,922,464.92

Exhibit 20.1
Page 3 of 3
Navistar Financial 1995 - A Owner Trust
For the Month of December 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                             5                 4                  3                  2                  1
                                          Aug-98            Sep-98             Oct-98             Nov-98             Dec-98
Beginning Pool Balance                $52,334,256.96     $48,298,120.37     $44,316,400.83     $39,708,377.38     $36,373,189.47

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                         $17,175.65         $64,426.55         $64,317.23              $0.00              $0.00
    Recoveries                           $113,251.22        $114,848.58         $90,319.88         $15,742.17         $14,097.79

Total Charged Off (Months 5, 4, 3)       $145,919.43
Total Recoveries (Months 3, 2, 1)        $120,159.84
Net Loss / (Recoveries) for 3 Mos         $25,759.59 (a)

Total Balance (Months 5, 4, 3)       $144,948,778.16 (b)

Loss Ratio Annualized  [(a/b) * (12)]         0.2133%

Trigger:  Is Ratio > 1.5%                         No
                                                                              Oct-98             Nov-98             Dec-98

B)   Delinquency Trigger:                                                      $616,116.56        $524,429.97        $415,756.07
     Balance delinquency 60+ days                                                 1.39027%           1.32070%           1.14303%
     As % of Beginning Pool Balance                                               1.21819%           1.23127%           1.28467%
     Three Month Average

Trigger:  Is Average > 2.0%                       No

C)   Noteholders Percent Trigger:             2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                       No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer